Exhibit 10.1.1

ASSIGNMENT OF CONTRACT

For value received, Federated Energy Corporation, a Tennessee corporation (“Assignor”), hereby assign all of its right, title, and interest in and to the Joint Venture Contract and Operating Agreement entered into by and between Assignor and New Western Oil Corporation, dated May 21, 2009 (“Glass Contract”) to RC Oil Co., Inc., an Oklahoma corporation (“Assignee”). A true and correct copy of the Glass Contract is attached hereto marked as Exhibit “1” and incorporated herein by this reference as though fully set forth.

By this Assignment, Assignor hereby delegates to Assignee all of Assignor’s duties and obligations of performance of the Glass Contract.

By accepting this Assignment, Assignee agrees to assume and perform all duties and obligations that Assignor has under the Glass Contract, as if Assignee had been an original party to the Glass Contract. Assignee further agrees to indemnify and hold Assignor harmless from any liability for performance or nonperformance of the Glass Contract.

Inurement

This Assignment shall inure to the benefit of, and shall be binding upon, the assigns, the successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

Amendment

No modifications or amendments to this agreement shall be valid unless in writing and executed by both parties hereto.

Severability

If any term or provision of this agreement or the performance thereof shall to any extent be invalid or unenforceable, such invalidity or unenforceability shall not affect or render invalid or unenforceable any other provision of this agreement permitted by law.

Governing Law

This agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma.

Executed this 1st day of September, 2009, at Kennesaw, Georgia

“ASSIGNOR”: Federated Energy Corporation

__/s/ Rick Wilkins_______________________

Rick Wilkins, Vice- President

“ASSIGNEE”: RC Oil Co., Inc.

__/s/ Rick Wilkins_______________________

Rick Wilkins, President

Agreed to and Approved this

1st day of September, 2009

New Western Oil Corporation

__/s/ Haris Baha_______________________

Haris Baha, President